UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  February 3,   2015

DNA PRECIOUS METALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

9921 Lani Lane, Knoxville, TN  37932

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(865)924-3210

REGISTRANT’S TELEPHONE NUMBER

All correspondence to:
Josh Kimmel
Chief Executive Officer
DNA Precious Metals, Inc.
9921 Lani Lane
Knoxville, TN  37932
Office: (865)924-3210
Email: joshbreathe@outlook.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8-Other Events

Item 8.01 Other Events

The Company declared a stock dividend to its shareholders of record as of February 3, 2015 (the “Record Date”) of its wholly owned subsidiary, DNA Canada, Inc.   Each shareholder of record on the Record Date will receive one share of DNA Canada, Inc. common stock for every two shares of DNA Precious Metals Inc. owned by the shareholder on the Record Date.  All stock dividends will be rounded down to the next whole number.  With the completion of the stock dividend, DNA Precious Metals Inc. no longer has an equity interest in DNA Canada, Inc.

The former members of Breathe LLC participating in the stock dividend will be required to tender for redemption any shares of DNA Canada common stock received pursuant to the stock dividend. The required redemption will be made pursuant to the Share Exchange Agreement dated January 16, 2015 between the Company and Breathe LLC.

With the acquisition of Breathe LLC, management determined that it would be in the best interests of the Company and its shareholders to operate each company separate and independently of each other.  The operations of DNA Canada Inc. and Breath LLC were inconsistent.  Breathe, LLC is a manufacturer and distributor of e-cigarettes and related products while DNA Canada Inc. is an exploration stage mining company.  The spin-off of DNA Canada Inc. will allow each company to focus on its principal business activity and facilitate capital formation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2015

DNA PRECIOUS METALS, INC.

/s/ Josh Kimmel
By: President & Chief Executive Officer